Exhibit 10.19

As of                     , 2005

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, California 92660

Re:	Boulder Specialty Brands, Inc.

Gentlemen:

This letter will confirm the agreement of each of the undersigned to purchase warrants (“Warrants”) of Boulder Specialty Brands, Inc. (the “Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and one Warrant. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company’s IPO unless Roth Capital Partners, LLC (“Roth Capital”) informs the Company of its decision to allow earlier separate trading.

Each of the undersigned agrees that this letter agreement constitutes an irrevocable order for Roth Capital to purchase for each of the undersigned’s account within the twenty-trading day period commencing on the date separate trading of the Warrants commences (“Separation Date”) up to 500,000 Warrants at market prices not to exceed $1.20 per Warrant (“Maximum Warrant Purchase”). Roth Capital (or such other broker dealer(s) as Roth Capital may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the twenty-trading day period commencing on the Separation Date. Roth Capital further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

Each of the undersigned may notify Roth Capital that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Roth Capital by the undersigned (a “Designee”)) who (or which) has an account at Roth Capital and, in such event, Roth Capital will make such purchase on behalf of said affiliate or Designee; provided, however, that each of the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

Each of the undersigned agrees that neither he nor any affiliate or Designee shall sell or transfer the Warrants until the earlier of the consummation of a merger, stock exchange, asset acquisition or similar business combination and acknowledges that, at the option of Roth Capital, the certificates of such Warrants shall contain a legend indicating such restriction on transferability.

Very truly yours,

Stephen B. Hughes

James E. Lewis